Exhibit (a)(5)




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                                                      PRESS RELEASE
                                                      FOR IMMEDIATE RELEASE



Sutter Capital Management, LLC
150 Post Street, Suite 320
San Francisco, California 94108

                                November 8, 2001

Offer for units of limited partnership interest ("Units")

SUTTER CAPITAL MANAGEMENT, LLC and its affiliates (collectively the "Purchasers") have extended the expiration date for their tender offer to purchase Units of the following Partnerships through December 21, 2001:

                           CNL Income Fund, Ltd.
                           CNL Income Fund II, Ltd.
                           CNL Income Fund III, Ltd.
                           CNL Income Fund IV, Ltd.
                           CNL Income Fund V, Ltd.
                           CNL Income Fund VI, Ltd.
                           CNL Income Fund VII, Ltd.
                           CNL Income Fund VIII, Ltd.
                           CNL Income Fund IX, Ltd.
                           CNL Income Fund X, Ltd.
                           CNL Income Fund XI, Ltd.
                           CNL Income Fund XII, Ltd.
                           CNL Income Fund XIII, Ltd.
                           CNL Income Fund XIV, Ltd.
                           CNL Income Fund XV, Ltd.
                           CNL Income Fund XVI, Ltd.
                           CNL Income Fund XVII, Ltd.
                           CNL Income Fund XVIII, Ltd.

          As of today, our offer has not yet been mailed and we have not yet received and accepted any tendered Units. For further information, contact Robert E. Dixon at the above address.